Exhibit 99.1

Contacts:	Deborah Wiltshire	Stephanie Wakefield
	Public Relations	Senior Director, Investor Relations
	+ 1 650 385 5360	+1 650 385 5261
	dwiltshire@informatica.com	swakefield@informatica.com
INFORMATICA REPORTS RECORD SECOND QUARTER RESULTS
Achieves Revenue Growth of 21 Percent and Operating Margin Increase of 300 Basis Points
REDWOOD CITY, Calif., July 17, 2008 — Informatica Corporation (NASDAQ: INFA), the leading independent provider of enterprise data integration software and services, today announced financial results for the second quarter ended June 30, 2008.
     Revenues for the second quarter of 2008 were $113.8 million, up 21 percent from the $94.3 million recorded in the second quarter of 2007. License revenues for the second quarter were $48.5 million, up 16 percent from the $41.8 million recorded in the second quarter of 2007. Net income for the second quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $11.5 million or $0.12 per diluted share, up more than 9 percent from net income of $10.5 million or $0.11 per diluted share in the second quarter of 2007. For the three-month periods ended June 30, 2007 and June 30, 2008, earnings per diluted share is calculated on an “if converted” basis, including the add-back of $1.1 million of interest and convertible notes issuance cost amortization, net of income taxes.
     Non-GAAP net income for the second quarter of 2008 was $16.7 million or $0.17 per diluted share, up more than 6 percent from $15.6 million or $0.16 per diluted share in the second quarter of 2007. Non-GAAP net income excludes charges related to purchased in-process research and development, share-based payments, facilities restructurings and the amortization of acquired technology and intangible assets. A reconciliation of GAAP operating results and non-GAAP results is included below.
     For the six-month period ended June 30, 2008, revenues were $217.5 million, an increase of 20 percent from the $181.4 million recorded for the first six months of 2007. License revenues for the first six months of 2008 were $92.7 million, up 17 percent from $79.4 million in the first six months of 2007. GAAP net income for the first six months of 2008 was $22.7 million or $0.24 per diluted share, up over 14 percent versus $19.6 million or $0.21 per diluted share in the first six months of 2007. Non-GAAP net income for the first six months of 2008 was $32.4 million or $0.33 per diluted share, up over 6 percent versus $30.0 million or $0.31 per diluted share in the first six months of 2007. For the six-month periods ended June 30, 2007 and June 30, 2008, earnings per diluted share is calculated on an “if converted” basis, including the add-back of $2.2 million of interest and convertible notes issuance cost amortization, net of income taxes.
     “We are pleased with our record second quarter results” said Sohaib Abbasi, chairman and CEO of Informatica. “These results further highlight that our value proposition for IT organizations to “do more with less” has promoted even broader customer adoption of our products and services in the current macroeconomic environment.”
     Significant milestones achieved since April 2008 include:
•	Signed repeat business with 239 customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included Advanced Micro Devices, Affymetrix, Chinatrust Commercial Bank, Deutsche Post, OAO Vimpelcom, State of Rhode Island, Taiwan Futures Exchange, and Virgin Media.

•	Added 287 new customers. Informatica increased its customer base this quarter to 3,313 companies including 68 new Informatica customers and 219 customers added through the Identity Systems acquisition. New customers include Alameda Alliance for Health, Allergan, Capita Life & Pensions Services, NAL Resources Management, National Oilwell Varco, Servico Federal de Processamento de Dada, and Syndicate Bank.

•	Launched Informatica 8.6. Advancing leadership in data integration and data quality, Informatica announced the first comprehensive, unified, and open platform for data integration, Informatica 8.6. This latest release delivers new product and Software-as-a-Service offerings including PowerCenter Real Time Edition, On-Demand Data Loader Service, B2B Data Exchange, and Data Quality with identity resolution. This comprehensive platform addresses the complete range of data integration requirements within the enterprise and beyond.

•	Completed Acquisition of Identity Systems, a global leader in identity resolution technology. Identity resolution enables precise identity search and matching to find all the required critical information for an individual or organization. This strategic acquisition will extend Informatica products with innovative technology to search, match and resolve identity data about a variety of objects including people, companies and products.

•	Launched Informatica On Demand Data Loader Service for Salesforce. The newest addition to its Software as a Service (SaaS) offerings, the IOD Data Loader Service, is a bi-directional integration offering that allows Salesforce administrators to automate many Salesforce integration processes such as synchronizing account information with other applications, creating back office orders from closed opportunities, and loading leads.

•	Announced Innovation Awards. Informatica hosted the tenth annual Informatica World Conference in Las Vegas, Nevada. At the event, Bank of America, Deutsche Post, Duke Energy, KPN, Paramount, and Virgin Media were among the customers honored with Innovation Awards for their innovative application of Informatica technologies to drive business advantage.

•	Recognized in the “Leaders” Quadrant in the Gartner Data Quality Tools Magic Quadrant. According to Gartner, “leaders in the market demonstrate strength across a complete range of data quality functionality, including profiling, parsing, standardization, matching, validation and enrichment. They exhibit a clear understanding and vision of where the market is headed, including recognition of non-customer data quality issues and the delivery of enterprise-level data quality implementations. Leaders have an established market presence, significant size and a multinational presence.”
Announced Planned Retirement of Girish Pancha by the End of 2008
Girish Pancha, executive vice president and general manager, data integration, announced his plan to retire by the end of 2008. Pancha will continue his responsibilities at Informatica through his transition and will work with CEO Sohaib Abbasi to ensure a smooth transfer of his daily responsibilities and management of the business unit.

Conference Call and Webcast
Informatica will discuss its second quarter 2008 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing +1 617-801-6888, reservation number 27697598.
About Informatica
Informatica Corporation (NASDAQ: INFA) is the leading independent provider of enterprise data integration software and services. With Informatica, organizations can gain greater business value by integrating all their information assets across the enterprise. More than 3,300 companies worldwide rely on Informatica to reduce the cost and expedite the time to address data integration needs of varying complexity and scale. For more information, call +1 650 385 5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
GAAP Net income	$11,503	$10,456	$22,727	$19,550

Plus:
Amortization of acquired technology	951	727	1,571	1,449
Amortization of intangible assets	993	362	1,355	718
Facilities restructuring charges	921	1,026	1,868	2,075
Purchased in-process research and development	390	—	390	—
Share-based payments	3,832	3,877	7,946	7,918
Tax benefit of amortization of intangible assets and restructuring charges	(1,049)	—	(1,801)	—
Tax benefit of purchased in-process research and development	(152)	—	(152)	—
Tax benefit of share-based payments	(694)	(832)	(1,496)	(1,699)

Non-GAAP Net income	$16,695	$15,616	$32,408	$30,011

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Diluted net income per share: *
Diluted GAAP Net income per share	$0.12	$0.11	$0.24	$0.21

Plus:
Amortization of acquired technology	0.01	0.01	0.01	0.01
Amortization of intangible assets	0.01	—	0.01	0.01
Facilities restructuring charges	0.01	0.01	0.02	0.02
Purchased in-process research and development	—	—	—	—
Share-based payments	0.04	0.04	0.08	0.08
Tax benefit of amortization of intangible assets and restructuring charges	(0.01)	—	(0.02)	—
Tax benefit of purchased in-process research and development	—	—	—	—
Tax benefit of share-based payments	(0.01)	(0.01)	(0.01)	(0.02)

Diluted Non-GAAP Net income per share	$0.17	$0.16	$0.33	$0.31

Shares used in computing diluted GAAP Net income per share	104,457	103,206	104,403	102,778
Shares used in computing diluted Non-GAAP Net income per share	104,898	103,951	104,925	103,472

*	Diluted EPS is calculated under the “if converted” method for the three and six months ended June 30, 2008 and 2007. This includes the add-back of $1.1 and $2.2 million of interest and convertible notes issuance cost amortization, net of income taxes for both periods, respectively.
Non-GAAP Financial Information
     To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Informatica uses non-GAAP financial measures of net income and net income per share. These measures are adjusted to exclude the charges and expenses discussed above. The company believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. These adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the company’s underlying operational results, trends, and marketplace performance. Informatica believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results, as well as comparability to similar companies in the company’s industry, many of which present similar non-GAAP financial measures to investors. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP in the U.S.
Safe Harbor
This press release contains forward-looking statements relating to Informatica’s opportunity for growth in the data integration market and expected benefits to our customers and products. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to (1) competition with larger companies that have longer operating histories and greater financial, technical, marketing, and other resources; (2) uncertainty in the state of IT spending and the continued growth in the market for data integration solutions in general; and (3) lack of control regarding our strategic partners’ devotion of adequate resources to promote, sell, implement, and support our products, as well as those risks and uncertainties included under the caption “Risk Factors” in Informatica’s report on Form 10-K for the year ended December 31, 2007 and 10-Q for the quarter ended March 31, 2008, which are on file with the SEC and is available on the company’s investor relations website at http://www.informatica.com/. All information provided in this release is as of July 17, 2008 and Informatica undertakes no duty to update this information.
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Note: Informatica, PowerCenter, Informatica Data Quality, Informatica B2B Data Exchange and Informatica On Demand Data Loader Service are trademarks or registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
License	$48,523	$41,838	$92,732	$79,400
Service	65,237	52,424	124,738	101,976

Total revenues	113,760	94,262	217,470	181,376

Cost of revenues:
License	897	943	1,590	1,748
Service	21,380	16,945	41,165	33,259
Amortization of acquired technology	951	727	1,571	1,449

Total cost of revenues	23,228	18,615	44,326	36,456

Gross profit	90,532	75,647	173,144	144,920

Operating expenses:
Research and development	18,497	16,949	36,221	34,973
Sales and marketing	45,966	39,103	88,753	74,214
General and administrative	9,146	9,134	17,515	16,859
Amortization of intangible assets	993	362	1,355	718
Facilities restructuring charges	921	1,026	1,868	2,075
Purchased in-process research and development	390	—	390	—

Total operating expenses	75,913	66,574	146,102	128,839

Income from operations	14,619	9,073	27,042	16,081
Interest income and other, net	1,765	3,357	5,323	6,516

Income before income taxes	16,384	12,430	32,365	22,597
Income tax provision	4,881	1,974	9,638	3,047

Net income	$11,503	$10,456	$22,727	$19,550

Basic net income per common share	$0.13	$0.12	$0.26	$0.23

Diluted net income per common share (1)	$0.12	$0.11	$0.24	$0.21

Shares used in computing basic net income per common share	88,565	87,293	88,347	86,863

Shares used in computing diluted net income per common share	104,457	103,206	104,403	102,778

(1)	Diluted EPS is calculated under the “if converted” method for the three and six months ended June 30, 2008 and 2007. This includes the add-back of $1.1 and $2.2 million of interest and convertible notes issuance cost amortization, net of income taxes for both periods, respectively.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2008	2007
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$235,154	$203,661
Short-term investments in marketable securities	227,289	281,197
Accounts receivable, net of allowances of $1,818 and $1,299, respectively	62,649	72,643
Deferred tax assets	19,671	18,294
Prepaid expenses and other current assets	29,357	14,693

Total current assets	574,120	590,488

Restricted cash	120	12,122
Property and equipment, net	9,389	10,124
Goodwill and intangible assets, net	252,960	179,315
Investment in equity interest	3,000	—
Long-term deferred tax assets	462	462
Other assets	6,141	6,133

Total assets	$846,192	$798,644

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and other current liabilities	$64,411	$62,791
Accrued facilities restructuring charges	19,336	18,007
Deferred revenues	110,262	99,415

Total current liabilities	194,009	180,213

Convertible senior notes	230,000	230,000
Accrued facilities restructuring charges, less current portion	50,656	56,235
Long-term deferred revenues	11,549	13,686
Long-term income taxes payable	7,449	5,968

Stockholders’ equity	352,529	312,542

Total liabilities and stockholders’ equity	$846,192	$798,644

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2008	2007
Operating activities:
Net income	$22,727	$19,550
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,813	5,427
Allowance for doubtful accounts and sales returns allowances	215	37
Share-based payments	7,946	7,918
Deferred income taxes	(1,377)	—
Tax benefits from stock option plans	5,124	—
Excess tax benefits from share-based payments	(4,375)	—
Amortization of intangible assets and acquired technology	2,926	2,167
In-process research and development	390	—
Non-cash facilities restructuring charges	1,868	2,075
Other non-cash items	(128)	—
Changes in operating assets and liabilities:
Accounts receivable	14,618	10,383
Prepaid expenses and other assets	(14,718)	(3,279)
Accounts payable and other current liabilities	645	(4,824)
Income taxes payable	1,309	(2,246)
Accrued facilities restructuring charges	(6,036)	(7,667)
Deferred revenues	7,891	4,486

Net cash provided by operating activities	41,838	34,027

Investing activities:
Purchases of property and equipment	(1,921)	(3,442)
Purchases of investments	(152,784)	(230,880)
Purchase of investment in equity interest	(3,000)	—
Maturities and sales of investments	206,625	207,838
Business acquisition, net of cash acquired	(79,844)	—
Transfer from restricted cash	12,016	—

Net cash used in investing activities	(18,908)	(26,484)

Financing activities:
Net proceeds from issuance of common stock	18,782	15,349
Repurchases and retirement of common stock	(15,838)	(5,993)
Excess tax benefits from share-based payments	4,375	—

Net cash provided by financing activities	7,319	9,356

Effect of foreign exchange rate changes on cash and cash equivalents	1,244	704

Net increase in cash and cash equivalents	31,493	17,603
Cash and cash equivalents at beginning of period	203,661	120,491

Cash and cash equivalents at end of period	$235,154	$138,094